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                                                                    EXHIBIT 99.1


PRESS RELEASE

                                        Contacts:      Sam Gradess
                                                       Chief Financial Officer
                                                       Alloy
                                                       212/244-4307
For immediate release
                                                       Investor Relations:
                                                       Chris Fullam
                                                       PR21, Inc.
                                                       212/299-8888

            ALLOY ANNOUNCES INTENTION TO FILE REGISTRATION STATEMENT
                    FOR THE PUBLIC OFFERING OF COMMON STOCK

NEW YORK, NY - JANUARY 29, 2002, --Alloy, Inc. (Nasdaq:ALOY) announced today that it intends to file a registration statement with the Securities and Exchange Commission for an offering of 5,000,000 shares of its common stock. Of those shares, 4,000,000 shares will be offered by the company and 1,000,000 shares will be offered by an existing shareholder, LDIG Aloy, Inc., which is a subsidiary of Liberty Media, Inc. The underwriters of the offering will also have an option to purchase up to an additional 750,000 shares of common stock, of which selling stockholders will be providing 600,000 shares, to cover over-allotments, if any. The company expects to file the registration statement in the next few days.

The company said that it expects to use a significant portion of the net proceeds from the sale of the shares it expects to offer for possible future acquisitions and the remaining portion for working capital and other general corporate purposes. The company will not receive any proceeds from the sale of shares by the selling stockholders.

No registration statement relating to the securities described above has yet been filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities referred to above.